Exhibit (10)

Amendment No. 2

To

The First American Corporation

Deferred Compensation Plan

The following amendment is hereby made to The First American Corporation Deferred Compensation Plan (the Plan), effective as of January 1, 1998. This amendment is effective as of the follow date and is made for the purpose of reflecting the change in the death benefit provided under the plan.

Plan Section 6.1(c)(1) is amended to eliminate the death benefit for employees who became Participants in the Plan on or after January 1, 2002.

Plan Section 6.1(c)(1) is amended to add to the end of Section, effective February 1, 2003.

“Notwithstanding anything in the Plan to the contrary, the death benefit under this Section 6.1(c)(1) shall be limited as follows:

•	The maximum death benefit payable to a Participant’s Beneficiary under this section shall be $2 million.

•	If the Participant dies while in service on or after attainment of age 61, the benefit under this section, after application of the $2 million limit described above, shall be further reduced by 20% for each full year after age 60. If the Participant is over age 61 as of February 1, 2003, the benefit will be reduced by 20% for each full year after February 1, 2002.

IN WITNESS HEREOF, the Company hereby causes this amendment to be adopted, effective February 1, 2003.

The First American Corporation

By:	/s/ ELIZABETH M. BRANDON
Elizabeth M. Brandon Its: Vice President, Administration

By:	/s/ KATHLEEN M. COLLINS
Kathleen M. Collins Its: Vice President, Special Counsel